TOTAL NUMBER OF PAGES: 11              AS FILED WITH THE SECURITIES AND EXCHANGE
INDEX TO EXHIBITS AT PAGE: 8           COMMISSION ON OCTOBER 22, 1996
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                         OACIS HEALTHCARE HOLDINGS CORP.
             (Exact name of Registrant as specified in its charter)

       Delaware                                      04-3229774
(State of incorporation)                  (I.R.S. Employer Identification No.)

                       100 Drakes Landing Road, Suite 100
                           Greenbrae, California 94904
   (Address, including zip code, of Registrant's principal executive offices)

                             1994 STOCK OPTION PLAN
                           1995 KEY PERSON STOCK PLAN
                                 1996 STOCK PLAN
                            1996 DIRECTOR OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plans)

                                   Jim McCord
                      Chairman and Chief Executive Officer
                         Oacis Healthcare Holdings Corp.
                       100 Drakes Landing Road, Suite 100
                           Greenbrae, California 94904
                                  415-925-0121

(Name, address, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                              TIMOTHY STEVENS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

================================================================================

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

      TITLE OF                                             PROPOSED          PROPOSED
     SECURITIES                           AMOUNT           MAXIMUM           MAXIMUM             AMOUNT OF
        TO BE                             TO BE         OFFERING PRICE       AGGREGATE         REGISTRATION
     REGISTERED(1)                      REGISTERED         PER SHARE      OFFERING PRICE            FEE
-----------------------------------------------------------------------------------------------------------
1994 STOCK OPTION PLAN
COMMON STOCK, $.001 PAR VALUE           685,644(2)         $ 1.04(3)      $  713,070(4)        $  216.08

1995 KEY PERSON STOCK  PLAN
COMMON STOCK, $.001 PAR VALUE           726,152(5)         $ 3.12(6)      $2,265,595(7)        $  686.54

1996 STOCK PLAN
COMMON STOCK, $.001 PAR VALUE           136,250(8)         $10.37(9)      $1,412,913(10)       $  428.15
COMMON STOCK, $.001 PAR VALUE           713,750(11)        $11.00(12)     $7,851,250(13)       $2,379.16

1996 DIRECTOR OPTION PLAN
COMMON STOCK, $.001 PAR VALUE            40,000(14)        $10.00(15)     $  400,000(16)       $  121.21
COMMON STOCK, $.001 PAR VALUE           160,000(17)        $11.00(18)     $1,760,000(19)       $  533.33

1996 EMPLOYEE STOCK PURCHASE PLAN
COMMON STOCK, $.001 PAR VALUE           250,000(20)        $ 9.35(21)     $2,337,500(22)       $  708.33

-------------------------

(1) In addition, pursuant To Rule 416(c) under the Securities Act of 1933 (the "Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into seven subtotals. This subtotal represents the number of shares issuable upon exercise of currently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1994 Stock Option Plan.

(3) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. Calculation based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(4) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price of all currently outstanding options as described in note 2 above.

(5) This subtotal represents the number of shares issuable upon exercise of currently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1995 Key Person Stock Plan.

(6) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. Calculation based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(7) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price of all currently outstanding options as described in note 5 above.

(8) This subtotal represents the number of shares issuable upon exercise of currently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1996 Stock Plan.

(9) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. Calculation based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(10) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price of all currently outstanding options as described in note 8 above.

(11) This subtotal represents the number of shares issuable upon exercise of options that are available for grant, but have not yet been granted under the 1996 Stock Plan.

(12) Estimated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on October 18, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(13) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price for all options available for grant.


(14) This subtotal represents the number of shares issuable upon exercise of currently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1996 Director Option Plan.

(15) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on May 15, 1996.

(16) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price of all currently outstanding options as described in note 14 above.

(17) This subtotal represents the number of shares issuable upon exercise of options that are available for grant, but have not yet been granted under the 1996 Director Option Plan.

(18) Estimated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on October 18, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(19) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price for options available for grant.


(20) This subtotal represents the number of shares authorized to be issued under the 1996 Employee Stock Purchase Plan.


(21) Estimated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. Calculation based upon 85% (see explanation in following sentence) of the closing price of the Common Stock as reported on the Nasdaq National Market on October 18, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable. The purchase price of a share of Common Stock pursuant to the 1996 Employee Stock Purchase Plan is equal to 85% of the Fair Market Value of a share of Common Stock on either the first day or the last day of the relevant offering period, whichever is lower.

(22) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price for all options available as described in note 20 above.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INFORMATION INCORPORATED BY REFERENCE

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Company's final prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on May 17, 1996.

         (b) The Registrant's Quarterly Report on Form 10-Q (as amended) for the quarter ended June 30, 1996, filed pursuant to Section 13 of the Exchange Act.

         (c) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 1, 1995.

         (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.           DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act").

         The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for
(i) any breach of their duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Company shall indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

         The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 7.          EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.          EXHIBITS

        Exhibit
        Number                     Document

        *4.1      Form of Common Stock certificate

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

         23.1     Consent of Price Waterhouse LLP, Independent Accountants

         23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

         24.1     Power of Attorney (see page II-4)

---------------------------


         * Incorporated by reference to exhibits filed with the Company's Registration Statement on Form SB-2 (file no. 333-02804-LA), in the form declared effective on May 15, 1996.

Item 9.          UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenbrae, State of California, on October 18, 1996.

                                        OACIS HEALTHCARE HOLDINGS CORP.

                                        By: /S/ JIM MCCORD
                                            -----------------------------
                                                Jim McCord
                                                Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jim McCord and Stephen Ghiglieri, jointly and severally, as his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                    TITLE                                     DATE
---------                    -----                                     ----
/S/ JIM MCCORD               Chief Executive Officer and Chairman of   October 18, 1996
---------------------------  Board of Directors
    Jim McCord

/S/ STEPHEN GHIGLIERI        Vice President of Finance and             October 18, 1996
---------------------------  Administration, Chief Financial Officer
    Stephen Ghiglieri        and Secretary

/S/ ALAN W. CRITES           Director*                                 October 18, 1996
---------------------------
    Alan W. Crites

/S/ DAVID DOMINIK            Director*                                 October 18, 1996
---------------------------
    David Dominik

/S/ FRED GOAD                Director*                                 October 18, 1996
---------------------------
    Fred Goad

/S/ DENNIS SISCO             Director*                                 October 18, 1996
---------------------------
    Dennis Sisco

/S/ WILLIAM H. YOUNGER, JR.  Director*                                 October 18, 1996
---------------------------
    William H. Younger, Jr.

* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant. Option grants under the 1995 Director Option Plan, however, are automatic.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                ---------------

                                    EXHIBITS

                                ---------------


                       REGISTRATION STATEMENT ON FORM S-8

                         OACIS HEALTHCARE HOLDINGS CORP.

                                INDEX TO EXHIBITS

Exhibit           Description
--------------------------------------------------------------------------------
 *4.1             Form of Common Stock Certificate

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered

 23.1             Consent of Price Waterhouse LLP, Independent Accountants
 23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

 24.1             Power of Attorney
                  (See Page II-4)

---------------------------


* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form SB-2 (file no. 333-02804-LA), in the form declared effective on May 15, 1996.